Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Elevation Oncology, Inc. (the “Company”) for the period ending September 30, 2024 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Joseph J. Ferra, Jr., President and Chief Executive Officer of the Company, and Tammy Furlong, Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of their respective knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 6, 2024	/s/ Joseph J. Ferra, Jr.
Joseph J. Ferra, Jr.
President, Chief Executive Officer and Director (Principal Executive Officer)

Dated: November 6, 2024	/s/ Tammy Furlong
Tammy Furlong
Chief Financial Officer (Principal Financial and Accounting Officer)